Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this amended Form F-1 of our report dated April 30, 2021, relating to the consolidated financial statements of Intelligent Living Application Group Inc. and Subsidiaries for the years ended December 31, 2020 and 2019, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
October 27, 2021